Exhibit 1.1



                  Advanta Gold Master Trust
 $_________ Class [A][B] [Zero Coupon] [Floating Rate] [___%]
          Asset Backed Certificates, Series 1996-X

                    ADVANTA NATIONAL BANK
                (AS TRANSFEROR AND SERVICER)

             CLASS [A][B] UNDERWRITING AGREEMENT

                                              ________, 1996

[Name of Representative]
  as Representative of the
  Underwriters set forth herein

c/o [Address of Representative]

Ladies and Gentlemen:

     1. Introductory. Advanta National Bank, a national banking association ("ANB") proposes to cause the $__________ aggregate principal amount of Advanta Gold Master Trust Class [A][B] [Floating Rate] [____%] Asset Backed Certificates, Series 1996-X (the "Class [A][B] Certificates") and the $________ aggregate principal amount of Advanta Gold Master Trust Class [B][A] [Zero Coupon] [Floating Rate] [______%] Asset Backed Certificates, Series 1996-X (the "Class [B][A] Certificates", and together with the Class [A][B] Certificates, the "Certificates") to be issued under a Pooling and Servicing Agreement, between ANB, as Transferor and Servicer, and The Bank of New York, as Trustee (the "Trustee"), dated as of _________, 1996, as supplemented by the Series 1996-X Supplement with respect to the Certificates, dated as of _________, 1996 (together, the "Pooling and Servicing Agreement") (references herein to the Pooling and Servicing Agreement may, as the context requires, include all supplements, including the Series 1996-X Supplement, to the Pooling and Servicing Agreement).

           The Class [B][A] Certificates are being sold concurrently herewith pursuant to an underwriting agreement dated the date hereof (the "Class [B][A] Underwriting Agreement"), between ANB and [the representative] [the underwriter] named therein (the "Class [B][A] Representative"). In addition, ANB, the Trustee and the Person(s) designated therein as the ["Collateral Investors" (the "CA Investors")]["Cash Collateral Provider"], will enter into a Loan Agreement, dated as of ________, 1996 (the "Loan Agreement"), pursuant to which the [CA Investors will purchase the Collateral Interest][Cash Collateral Provider will fund the Cash Collateral Account] relating to the Certificates. The assets of the Trust will include, among other things, certain amounts due (the "Receivables") on a pool of VISA and MasterCard credit card accounts of ANB (the "Accounts"), Interchange and recoveries on Defaulted Receivables. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

           ANB hereby agrees with _______, ___________, _________, and
________ (the "Underwriters") as follows:

     2. Representations and Warranties of ANB. ANB represents and warrants to, and agrees with, the Underwriters that:

           (a) ANB is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has all requisite corporate power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Class [B][A] Underwriting Agreement, the Certificates and each of the Pooling and Servicing Agreement and the Loan Agreement (the Pooling and Servicing Agreement and the Loan Agreement, together, the "Transaction Documents").

           (b) The execution and delivery of this Agreement, the Class [B][A] Underwriting Agreement, the Certificates and each of the Transaction Documents, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by ANB by all necessary action on the part of ANB.

           (c) This Agreement and the Class [B][A] Underwriting Agreement have been duly authorized and validly executed and delivered by ANB.

           (d) Each of the Transaction Documents will be executed and delivered by ANB on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of ANB, enforceable against ANB in accordance with its terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership or other similar laws now or hereinafter in effect relating to creditors' or other obligee's rights generally or the rights of creditors or other obligees insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Pooling and Servicing Agreement invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Holders of the Certificates, will be able to enforce the remedies of a secured party under the UCC.

           (e) The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement and, when executed by ANB and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered pursuant to this Agreement and the Class [B][A] Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Certificates will be in all material respects in the form contemplated by the Pooling and Servicing Agreement and will conform to the description thereof contained in the Prospectus and Registration Statement, as amended or supplemented.

           (f) ANB is not in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on ANB or the Trust.

           (g) Neither the issuance and sale of the Certificates, nor the execution and delivery by ANB of this Agreement, the Class [B][A] Underwriting Agreement, the Certificates or the Transaction Documents, nor the incurrence by ANB of the obligations herein or therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Pooling and Servicing Agreement.

           (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by ANB of this Agreement, the Class [B][A] Underwriting Agreement, the Certificates and the Transaction Documents, the consummation of the transactions contemplated hereunder and thereunder, and the fulfillment of the terms hereof and thereof have been obtained or will have been obtained on or before the Closing Date.

           (i) All actions required to be taken by ANB as a condition to the offer and sale of the Certificates as described herein or in the Class [B][A] Underwriting Agreement or the consummation of any of the transactions described in the Prospectus and Registration Statement have been taken or, prior to the Closing Date, will be taken.

           (j) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939.

           (k) The representations and warranties made by ANB in the Pooling and Servicing Agreement or in any Officer's Certificate of ANB delivered pursuant to the Pooling and Servicing Agreement were true and correct at the time made and will be true and correct on and as of the Closing Date as if set forth herein.

           (l) The Receivables conveyed to the Trust had an aggregate outstanding balance determined as of _______, 1996 in the amount set forth in the Prospectus.

           (m) ANB agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Pooling and Servicing Agreement, and agrees to take all action required by the Pooling and Servicing Agreement in order to maintain the security interest in the Receivables granted pursuant to the Pooling and Servicing Agreement.

           (n) A registration statement on Form S-3 (No. 333-_____), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement". ANB proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Certificates and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus".

           (o) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations; and, on the date of this Agreement and on the Closing Date, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to ANB by the Underwriters specifically for use therein.

           (p) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of ANB or its subsidiaries, taken as a whole, from _______, 1996.

     3.    Purchase, Sale, Payment and Delivery of the Certificates.

           (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, ANB agrees to sell to the Underwriters, and the Underwriters agree to purchase from ANB, at a purchase price of ______% of the principal amount thereof, $_______ aggregate principal amount of the Class [A][B] Certificates, each Underwriter to purchase the amounts shown on Schedule A hereto.

           (b) ANB will deliver the Class [A][B] Certificates to the Representative for the respective accounts of the several Underwriters against payment of the purchase price in immediately available funds, drawn to the order of ANB, at 10:00 a.m., New York City time, on _________, 1996, or at such other time not later than seven full business days thereafter as the Representative and ANB determine, such time being herein referred to as the "Closing Date". The delivery of the Class [A][B] Certificates against such payment on the Closing Date shall take place at the office of Mayer, Brown & Platt in New York, New York 10019. Each of the Class [A][B] Certificates to be so delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company. ANB shall make such definitive certificates representing the Class [A][B] Certificates available for inspection by the Underwriters at the office at which the Class [A][B] Certificates are to be delivered no later than five hours before the close of business in New York City on the Business Day prior to the Closing Date.

     4. Offering by Underwriters. It is understood that after the effectiveness of this Agreement, the Underwriters propose to offer the Class [A][B] Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

     5. Certain Agreements of ANB. ANB agrees with the Underwriters that:

           (a) Immediately following the execution of this Agreement, ANB will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters and the Class [B][A] Representative, the initial public offering price, the selling concessions and allowances, and such other information as ANB deems appropriate. ANB will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). ANB will not file any amendment of the Registration Statement with respect to the Class [A][B] Certificates or supplement to the Prospectus unless a copy has been furnished to the Representative for its review a reasonable time prior to the proposed filing thereof or to which the Representative shall reasonably object in writing. ANB will advise the Representative promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by ANB of any notification with respect to the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

           (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, ANB promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

           (c) As soon as practicable, ANB will cause the Trust to make generally available to the Certificateholders an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

           (d) ANB will furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

           (e) ANB will endeavor to qualify the Class [A][B] Certificates for sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and the determination of the eligibility for investment of the Class [A][B] Certificates under the laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Class [A][B] Certificates; provided, however, that ANB shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject ANB to general or unlimited service of process in any jurisdiction where it is not now so subject.

           (f) For a period from the date of this Agreement until the retirement of the Class [A][B] Certificates, ANB, as Servicer, will furnish to the Representative copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee and Servicer pursuant to Article III of the Pooling and Servicing Agreement, by first class mail as soon as practicable after such certificates, statements and reports are furnished to the Trustee.

           (g) So long as any Class [A][B] Certificate is outstanding, ANB will furnish to the Representative, by first-class mail as soon as practicable (i) all documents concerning the Certificates distributed by ANB to Holders of the Certificates, or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(ii) any order of the Commission under the Act or the Exchange Act applicable to the Trust or to ANB as originator of the assets of the Trust, or pursuant to a "no-action" letter obtained from the staff of the Commission by ANB and affecting the Trust or ANB as originator of the assets of the Trust and (iii) from time to time, such other information concerning the Trust as the Representative may reasonably request.

           [(h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except as a result of a default by the Underwriters hereunder, ANB will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (provided that the Underwriters will reimburse ANB for one-half of such fees and expenses of counsel and one-half of such printing costs and expenses) incurred by them in connection with qualification of the Class [A][B] Certificates for sale and determination of the eligibility of the Class [A][B] Certificates for investment under the laws of such jurisdictions as the Representative designates (other than any expenses relating to the jurisdictions of Connecticut, Illinois, Indiana, Louisiana, Massachusetts, Michigan, Missouri, New Jersey, Ohio and Pennsylvania) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Class [A][B] Certificates, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Class [A][B] Certificates, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).]

           (i) To the extent, if any, that any of the ratings provided with respect to the Certificates by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services are conditional upon the furnishing of documents or the taking of any other actions by ANB, ANB shall furnish such documents and take any such other actions.

     6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Class [A][B] Certificates will be subject to the accuracy of the representations and warranties on the part of ANB herein, to the accuracy of the statements of officers of ANB made pursuant to the provisions hereof, to the performance by ANB of its obligations hereunder and to the following additional conditions precedent:

           (a) On or prior to the date of this Agreement, the Representative shall have received a letter, dated the date of this Agreement, of Arthur Andersen, LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to the Representative and its counsel.

           (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of ANB or the Representative, shall be contemplated by the Commission.

           (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of ANB or Advanta Corp. which, in the Representative's judgment, materially impairs the investment quality of the Certificates; (ii) any downgrading in the rating of any debt securities of ANB or Advanta Corp. by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of ANB or Advanta Corp. on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the Representative's judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class [A][B] Certificates.

           (d) The Representative shall have received an opinion, dated the Closing Date, of Gene S. Schneyer, Vice President and General Counsel of Advanta Corp., parent company of ANB, who, in that capacity has served as counsel to ANB, to the effect that:

                (i) ANB (x) has been duly chartered and is validly existing as a national banking association under the laws of the United States, with power and authority to own its properties and conduct its business as described in the Prospectus; (y) is neither required to qualify, nor required to register as a foreign corporation, in any state in order to conduct its credit card business, except where the failure to so qualify or register would not have a material adverse affect upon the Holders of the Certificates; and (z) has the power, authority and legal right to acquire, own and service the Accounts and the Receivables.

                (ii) ANB has the power and authority to execute and deliver this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement and the
     Certificates and to consummate the transactions contemplated herein and therein.

                (iii) Each of the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement and the
     Certificates has been duly authorized, executed and delivered by ANB.

                (iv) This Agreement has been duly authorized, executed and delivered by ANB.

                (v) The Registration Statement has become effective under the Act and to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial and statistical information contained therein) on their respective effective dates or dates of issuance appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel may express no opinion as to (y) any financial statements, schedules or other financial data included in the Registration Statement, the Prospectus, or any such amendment or supplement, or (z) the exhibits to the Registration Statement); and the summaries in the Registration Statement and Prospectus of statutes, legal proceedings, contracts and other documents are accurate and fairly present the information required to be shown.

                (vi) No consent, approval, authorization or order of, or filing of UCC financing statements with any court or governmental agency or body having jurisdiction over ANB is required for the consummation of the transactions contemplated by this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement or the Loan Agreement, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Pooling and Servicing Agreement; (y) such consents, approvals, authorizations, orders or filings as have been obtained under the Act; and (z) such consents, approvals, authorizations, orders or filings as may be required under blue sky laws of any jurisdiction.

                (vii) The execution, delivery and performance by ANB of this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement and the Loan Agreement, the transfer of the Receivables to the Trust, the issuance and sale of the Certificates and the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Loan Agreement will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under, (x) the Articles of Association or By-Laws of ANB or (y) any rule, order, statute or regulation known to such counsel to be currently applicable to ANB, or
     (z) any agreement or other instrument, known to such counsel, to which ANB is a party or by which it is bound.

                (viii) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (w) asserting the invalidity of this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement or the Certificates, (x) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement or the Loan Agreement, (y) which might materially and adversely affect the performance by ANB of its obligations under, or the validity or enforceability of, this Agreement, the Class [B][A] Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement or the Certificates or (z) seeking adversely to affect the federal income tax attributes of the Certificates as described in the Prospectus under the headings "Summary of Terms -- Tax Status" and "U.S. Federal Income Tax Consequences".

           (e) The Representative shall have received a letter of [Richards, Layton & Finger], special Delaware counsel for ANB, to the effect that the Representative may rely on those provisions of their opinions to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

           (f) The Representative shall have received an opinion of Mayer, Brown & Platt, special counsel to ANB, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that the statements set forth in the Prospectus under the headings "Summary of Terms -- Tax Status" and "U.S. Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects and to the effect that the Certificates will be treated as indebtedness for Federal income tax purposes.

           (g) The Representative shall have received from Mayer, Brown & Platt, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representative may require, and ANB shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (h) The Representative shall have received a certificate from ANB, dated the Closing Date, of two Vice Presidents or more senior officers of ANB in which such officers, to the best of their knowledge after reasonable investigation, shall state that (u) the representations and warranties of ANB in this Agreement are true and correct in all material respects on and as of the Closing Date, (v) ANB has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of ANB, as Transferor and Servicer, in the Pooling and Servicing Agreement are true and correct as of the dates specified in the Pooling and Servicing Agreement, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officers' attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of ANB's credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate.

           (i) The Representative shall have received an opinion of [________], counsel to the Trustee, addressed to the Representative, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel and substantially to the effect that:

                (i) The Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement and the Loan Agreement.

                (ii) Each of the Pooling and Servicing Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (y) bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium or similar occurrence affecting the Trustee, and (z) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (iii) The Certificates have been duly authenticated and delivered by the Trustee.

                (iv) The execution and delivery of the Pooling and Servicing Agreement and the Loan Agreement by the Trustee and the performance by the Trustee of their terms do not conflict with or result in a violation of (y) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (z) the Certificate of Incorporation or By-Laws of the Trustee.

                (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement and the Loan Agreement or the performance by the Trustee thereunder.

           (j) The Representative shall have received an opinion of counsel to [each CA Investor][the Cash Collateral Provider], addressed to the Representative, dated the Closing Date, satisfactory to the Representative and its counsel and substantially to the effect that:

                (i) The [CA Investor][Cash Collateral Provider] is validly existing as a foreign banking organization under the laws of the State of New York and is duly licensed to maintain a branch office in the State of New York.

                (ii) The Loan Agreement has been duly authorized by all necessary corporate action on the part of the [CA Investor][Cash Collateral Provider].

                (iii) The Loan Agreement has been duly executed and delivered by the [CA Investor][Cash Collateral Provider] and, assuming due authorization, execution and delivery of the Loan Agreement by the other parties thereto, constitutes the legal, valid and binding obligation of the [CA Investor][Cash Collateral Provider], enforceable against the [CA Investor][Cash Collateral Provider] in accordance with its terms under the laws of the State of New York, except as such enforceability may be limited by (w) bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or other similar laws affecting the enforcement of creditor's rights and remedies in general, as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or other similar occurrence with respect to, the [CA Investor][Cash Collateral Provider], or in the event of any moratorium or similar occurrence affecting the [CA Investor][Cash Collateral Provider], (x) the principles of law or equity relating to fraud, (y) general principles of equity, including, but not limited to, the availability of certain equitable remedies and (z) the refusal of a court to enforce a covenant to indemnify on grounds that such covenant is contrary to public policy.

                (iv) The [New York Branch] of the [CA Investor][Cash Collateral Provider] is duly licensed to do business in the State of New York and is subject to regulation by the United States and the State of New York. The [New York Branch] of the [CA Investor][Cash Collateral Provider] is subject to service of process in the State of New York.

                (v) No consent, license (other than the license referred to in paragraph (iv)), or approval of any governmental authority, agency or instrumentality of the United States or the State of New York is required in connection with the validity of, or the execution, delivery, performance or enforceability of, the Loan Agreement.

           [(k) The Representative shall have received an opinion of foreign counsel to each CA Investor addressed to the Representative, dated the Closing Date, satisfactory to the Representative and its counsel and substantially to the effect that:

                (i) The [CA Investor][Cash Collateral Provider] is a banking corporation duly organized and validly existing under the laws of the relevant foreign jurisdiction. The [CA Investor][Cash Collateral Provider] has the corporate power and authority to execute, deliver and perform, through its New York Branch, its obligations under the Loan Agreement.

                (ii) The Loan Agreement has been duly authorized by the [CA Investor][Cash Collateral Provider] and, when duly executed and delivered by an authorized officer of the [CA Investor][Cash Collateral Provider], will constitute the legal, valid and binding obligation of the [CA Investor][Cash Collateral Provider] enforceable against the [CA Investor][Cash Collateral Provider] in accordance with its terms, except as limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, liquidation, reorganization or similar situation of the [CA Investor][Cash Collateral Provider] or a moratorium applicable to the [CA Investor][Cash Collateral Provider]. The obligations of the [CA Investor][Cash Collateral Provider] under the Loan Agreement will rank equally with general deposits and all other unsecured indebtedness of the [CA Investor][Cash Collateral Provider] whether now or hereafter outstanding which are not contractually subordinated to the payment of such obligations.

                (iii) Any final money judgment for a fixed and definite sum by a competent New York Court or United States Court sitting in New York obtained against the [CA Investor][Cash Collateral Provider] and based upon the Loan Agreement should, upon request, be declared valid and enforceable by the competent courts of the relevant foreign jurisdiction, if such judgment is not subject to appeal and is enforceable according to the laws of New York; provided, however, that such judgment will not be enforced if its contents are in violation of fundamental principles of the relevant foreign jurisdiction's legal system or if it has been rendered in violation of such principles. Such counsel knows of no reason why recognition of such judgment would be deemed or held to the contrary to the relevant foreign jurisdiction's legal system. In addition, enforcement may be refused
     if the foreign state does not observe reciprocity.   Reciprocity is
     affirmed with regard to decisions of United States courts and of courts of the State of New York. As a general rule it can be stated that decisions of United States courts and of courts of the State of New York are enforceable in the relevant foreign jurisdiction.

                (iv) The parties to the Loan Agreement will alternatively be able to proceed against the [CA Investor's][Cash Collateral Provider's] head office in the relevant foreign jurisdiction, if the [CA Investor][Cash Collateral Investor] defaults in its obligations under the Loan Agreement.]

           (l) The Representative shall have received evidence satisfactory to it that the Class [A][B] Certificates shall be rated [Aaa][Aa] by Moody's Investors Service, Inc. and [AAA][A] by Standard & Poor's Ratings Services.

           ANB will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

     7. Indemnification and Contribution. (a) ANB will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Class [A][B] Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if ANB shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Class [A][B] Certificates to such person; and provided further, that ANB will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to ANB by the Underwriters specifically for use therein.

           (b) The Underwriters agree to indemnify and hold harmless ANB against any losses, claims, damages or liabilities to which ANB may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to ANB by the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by ANB in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

           (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by ANB on the one hand and the Underwriters on the other from the offering of the Class [A][B] Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ANB on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by ANB on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Class [A][B] Certificates received by ANB bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Class [A][B] Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ANB or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Class [A][B] Certificates. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Class [A][B] Certificates underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Class [A][B] Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of ANB under this Section shall be in addition to any liability which ANB may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of ANB, to each officer of ANB who has signed the Registration Statement and to each person, if any, who controls ANB within the meaning of the Act.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of ANB or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, ANB or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class [A][B] Certificates. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Class [A][B] Certificates by the Underwriters is not consummated, ANB shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of ANB and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Class [A][B] Certificates by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 6(c), ANB will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel and reasonable costs and expenses of printing to the extent set forth in Section 5(h)) reasonably incurred by them in connection with the offering of the Class [A][B] Certificates.

     9. Computational Materials and ABS Term Sheets. (a) Each Underwriter agrees to provide to ANB, not less than two Business Days prior to the date on which ANB is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by ANB) with respect to the offering of the Class [A][B] Certificates that constitutes "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus or any preliminary prospectus (without taking into account information incorporated therein by reference).

           (b) Each Underwriter agrees to provide to ANB, not less than two Business Days prior to the date on which ANB is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by ANB) with respect to the offering of the Class [A][B] Certificates that constitutes "ABS Term Sheets", as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus or any preliminary prospectus (without taking into account information incorporated therein by reference).

           (c) Each Underwriter severally agrees, assuming all information provided by ANB is accurate and complete in all material respects, to indemnify and hold harmless ANB, each of the officers and directors of ANB and each person who controls ANB within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials or ABS Term Sheets, if any, provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 9(c) shall be in addition to any liability that such Underwriter may otherwise have.

           The procedures set forth in Sections 7(c) and 7(d) shall be equally applicable to this Section 9(c).

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to: [Name and Address of Representative].

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, ANB that (w) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class [A][B] Certificates in, from or otherwise involving the United Kingdom; (x) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class [A][B] Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on; (y) if that Underwriter is an authorized person under Chapter III of Part 1 of the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and
(z) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995.

     If you are in agreement with the foregoing, please sign two counterparts hereof and return one to ANB whereupon this letter and your acceptance shall become a binding agreement among ANB and the Underwriters.

                                 Very truly yours,


                                 ADVANTA NATIONAL BANK


                                 By____________________
                                   Name:   ____________
                                   Title:  ____________

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof


[NAME OF REPRESENTATIVE]
  as Representative of the
  Underwriters set forth herein


By____________________
  Name:
  Title:

                         SCHEDULE A



                  Class [A][B] Certificates



Underwriters                                   Principal Amount of
                                               Class [A][B] Certificates